Exhibit 99.1

Media Contact:	Stevi Wara
Diamond Resorts Corporation
Tel: 1.702.823.7069; Fax: 1.702.684.8705
media@diamondresorts.com

DIAMOND RESORTS INTERNATIONAL® COMPLETES $93.6 MILLION SECURITIZATION OF VACATION OWNERSHIP RECEIVABLES
LAS VEGAS, Nevada, (January 23, 2013) DIAMOND RESORTS INTERNATIONAL® announced today that it has completed a securitization involving the issuance of $93.6 million of investment-grade rated securities. The issuance was completed through Diamond Resorts Owner Trust 2013-1 and is comprised of $88.6 million of A+ rated vacation ownership loan backed notes and $4.9 million of A rated vacation ownership loan backed notes. The notes have interest rates of 1.95% and 2.89%, respectively, for an overall weighted average interest rate of 2.00%. The advance rate for this transaction was 95%.
"We are very pleased with the completion of this securitization and the terms that were achieved. It reflects the excellent quality of our vacation ownership receivables and the strength of our hospitality management and vacation ownership businesses," said David F. Palmer, President and Chief Executive Officer, Diamond Resorts International®.
The transaction was completed in reliance upon Rule 144A and Regulation S as a placement of securities not registered under the Securities Act of 1933, as amended, or any state securities law. All of such securities having been sold, this announcement of their sale appears as a matter of record only.

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